EXHIBIT 10.07


                  Fourth Financial Corporation
                         and Subsidiaries

                1993 EMPLOYEE STOCK PURCHASE PLAN









       1993 FOURTH FINANCIAL CORPORATION AND SUBSIDIARIES
                  EMPLOYEE STOCK PURCHASE PLAN


                        TABLE OF CONTENTS

                                                             Page
                                                             ----
1.   Purpose . . . . . . . . . . . . . . . . . . . . . . . . .  1

2.   Definitions . . . . . . . . . . . . . . . . . . . . . . .  1

     Change of Control . . . . . . . . . . . . . . . . . . . .  1
     Committee . . . . . . . . . . . . . . . . . . . . . . . .  1
     Common Stock. . . . . . . . . . . . . . . . . . . . . . .  2
     Compensation. . . . . . . . . . . . . . . . . . . . . . .  2
     Employee. . . . . . . . . . . . . . . . . . . . . . . . .  2
     Exercise Date . . . . . . . . . . . . . . . . . . . . . .  2
     Offering Date . . . . . . . . . . . . . . . . . . . . . .  2
     Price . . . . . . . . . . . . . . . . . . . . . . . . . .  2
     Subsidiary. . . . . . . . . . . . . . . . . . . . . . . .  2
     Termination Date. . . . . . . . . . . . . . . . . . . . .  2
     Total Compensation. . . . . . . . . . . . . . . . . . . .  2

3.   Eligibility . . . . . . . . . . . . . . . . . . . . . . .  3

4.   Offering Dates. . . . . . . . . . . . . . . . . . . . . .  4

5.   Participation . . . . . . . . . . . . . . . . . . . . . .  4

6.   Granting of Option. . . . . . . . . . . . . . . . . . . .  4

7.   Exercise of Option. . . . . . . . . . . . . . . . . . . .  5

8.   Payment and Delivery. . . . . . . . . . . . . . . . . . .  5

9.   Stock . . . . . . . . . . . . . . . . . . . . . . . . . .  5

10.  Administration. . . . . . . . . . . . . . . . . . . . . .  6

11.  Restrictions on Transferability . . . . . . . . . . . . .  6

12.  Changes in Capitalization . . . . . . . . . . . . . . . .  7

13.  Merger; Change of Control . . . . . . . . . . . . . . . .  7

14.  Termination of Employee's Rights of Participation . . . .  8

15.  Amendment or Termination. . . . . . . . . . . . . . . . .  8

16.  Notices . . . . . . . . . . . . . . . . . . . . . . . . .  8

17.  Stockholder Approval. . . . . . . . . . . . . . . . . . .  9

18.  Application of Funds. . . . . . . . . . . . . . . . . . .  9

19.  Governing Law . . . . . . . . . . . . . . . . . . . . . .  9

                  FOURTH FINANCIAL CORPORATION

                1993 EMPLOYEE STOCK PURCHASE PLAN





          1. PURPOSE. The purpose of this stock purchase plan (the "Plan") is to provide eligible Employees of Fourth Financial Corporation (the "Company") and its subsidiaries an opportunity to acquire a proprietary interest in the Company through the purchase of Common Stock and to encourage such Employees to remain in the employ of the Company or its subsidiaries. It is further intended that this Plan shall qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986 as now in effect and as may hereafter from time to time be amended (the "Code"). The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of Section 423 of the Code.


          2. DEFINITIONS. Unless the context clearly requires a different meaning, the following words shall have the following meanings when used herein:


          (a) "Change of Control" means the acquisition by any person, entity, or group (as such term is defined in the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission adopted thereunder) of Common Stock in a transaction or series of transactions that results in such person, entity, or group owning beneficially 50% or more of the outstanding Common Stock; provided, that a merger or consolidation of the Company with or into another corporation shall not be deemed to be a Change of Control if, by reason of such merger or consolidation, the holders of Common Stock receive in exchange for their shares of Common Stock voting common stock of the surviving or resulting corporation that is registered under the Securities Exchange Act of 1934, as amended, and is either listed for trading on a national securities exchange or a security for which bid and asked quotations are reported in an automated quotations system operated by a national securities association.


          (b) "Committee" means the Committee established pursuant to Paragraph 10 hereof.


          (c) "Common Stock" means common stock, par value $5.00 per share, of the Company.


          (d) "Compensation" means all wages, salaries, bonuses, incentive pay, supplemental pay, commissions, and other forms of direct cash remuneration received by an Employee on account of service performed for the Company or any of its Subsidiaries, except that Compensation will not include any indirect or imputed remuneration, e.g., imputed income from life insurance, car allowances, etc.


          (e) "Employee" means any person, including an officer of the Company, who is customarily employed for more than 20 hours per week and more than five months in a calendar year by the Company or by the Company and one or more of its Subsidiaries, or by one or more Subsidiaries of the Company.


          (f)  "Exercise Date" means the Termination Date.


          (g) "Offering Date" means the first day of a one-year offering period.


          (h) "Price" means the fair market value of the Common Stock as of a particular day, which value shall be determined by the Committee in such manner as may be consistent with the applicable Treasury regulations used by the Internal Revenue Service for determining stock valuations as of or on a specified day.


          (i) "Subsidiary" means any corporation of which the Company owns 80% or more of each class of outstanding equity securities, but does not include any subsidiary of a Subsidiary unless provided otherwise by the Committee.


          (j) The "Termination Date" of any offering under the Plan shall be the last day of a one-year offering period, e.g., the Termination Date of an offering having an Offering Date of May 1, 1993, would be April 30, 1994.


          (k) "Total Compensation" means the sum of all Compensation received by an Employee from the Company and each of its Subsidiaries.


          3. ELIGIBILITY. (a) Any Employee who shall have been continuously employed by the Company, by the Company and one or more of its Subsidiaries, or by one or more of the Subsidiaries of the Company for a period of one or more years as of the Offering Date and who is employed by the Company and/or one of its Subsidiaries on the date his or her participation in any offering to be made under the Plan is to become effective shall be eligible to participate in offerings under the Plan made on or subsequent to his or her being so employed for one year, subject to the limitations imposed by Section 423(b) of the Code and to the limitations contained herein. For purposes of the one-year period referred to above, no credit shall be given for employment during any period of time during which the Subsidiary was not a Subsidiary of the Company.


          (b) Any provision of the Plan to the contrary notwithstanding, no Employee shall be granted an option hereunder:


                (i) if, immediately after the grant, such Employee would own shares of stock, and/or hold outstanding options to purchase shares of stock, possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary of the Company. For purposes of this paragraph, the rules of Section 424(d) of the Code shall apply in determining the stock ownership of an individual; or

               (ii) which permits his or her rights to purchase shares under all employee stock purchase plans of the Company and its Subsidiaries to accrue at a rate which exceeds $25,000 of fair market value of the shares (determined at the time such option is granted) for each calendar year in which such stock option is outstanding at any time. For purposes of this paragraph 3(b)(ii),
          (A) the right to purchase stock under an option accrues when the option (or any portion thereof) first becomes exercisable, (B) the right to purchase stock under an option accrues at the rate provided in the option but in no case may such rate exceed $25,000 of fair market value of such stock (determined at the time the option is granted) for any one calendar year, and (C) a right to purchase stock which has accrued under one option granted under the Plan may not be carried over to any other option.


          4. OFFERING DATES. It is contemplated that the Plan will be implemented by annual twelve-month offerings which shall be consecutively numbered. Offering No. 1 shall commence on May 1, 1993, and shall end on April 30, 1994. Each succeeding offering, if authorized by the Board of Directors of the Company (or by the Committee in the event the Board of Directors of the Company shall by resolution delegate such authority to the Committee), shall commence on such date as the Board (or the Committee if so authorized) may determine, and shall continue for twelve months. Only one offering may be in effect at any one time. Participation in any offering under the Plan shall neither limit nor require participation in any other offering.


          5. PARTICIPATION. Participation in the Plan shall be limited to eligible Employees as defined above. All eligible Employees shall be given notice of each offering within a reasonable time after a determination to make such offering has been made by the Board of Directors or the Committee as the case may be.


          6. GRANTING OF OPTION. (a) Each eligible Employee shall be granted an option to purchase that number of whole shares (rounded down to the nearest whole share) of Common Stock determined by dividing 10% of the Total Compensation earned by the participant during the preceding calendar year by 85% of the Price of the stock on the Offering Date for such offering.


          (b) The option price of shares in any offering to be made hereunder shall be the lower of:


                (i) 85% of the Price of the Common Stock on the Offering Date for such offering; or

               (ii) 85% of the Price of the Common Stock on the Termination Date for such offering;


provided, however, that in no event shall the option price be less than the par value of the Common Stock.


          In the event either an Offering Date or a Termination Date shall fall on a weekend, holiday, or any other day for which published Price quotations for the Common Stock are not available, the weighted average of the Prices for the next trading day immediately preceding and the next trading day immediately following such date for which such quotations are available shall be used.


          7. EXERCISE OF OPTION. A participant may only exercise his or her option for the purchase of shares on or before 5:00 p.m. on the Exercise Date for the number of full shares covered by the grant of the option or any lesser number of full shares; provided, that such lesser number shall not be less than ten shares. Options shall be exercised only on forms supplied by the Company. No option under the Plan shall be exercised prior to the Termination Date of the offering with respect to which such option was granted and any option exercise form received prior to such date shall be effective at the close of business on the Termination Date.


          8. PAYMENT AND DELIVERY. The option price shall be payable in United States dollars upon the exercise of the option and shall be payable by check only. Payment shall be made on or before the seventh day following the Exercise Date. The Company will deliver to each participant a certificate evidencing the shares purchased upon the exercise of his or her option. Any participant who fails to pay in full for any shares being purchased under the Plan shall forfeit his or her option with respect to any shares for which full payment has not then been made.


          9. STOCK. (a) The shares to be sold to participants under the Plan may, at the election of the Company, be either
Treasury shares or shares to be originally issued for such purpose.

The maximum number of shares which shall be made available for sale under the Plan during all offerings under the Plan shall be 750,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in Paragraph 12 hereof. If the total number of shares for which options are to be granted on any date in accordance with Paragraph 6 exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Company shall make a pro rata allocation of the shares remaining available in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable. The Company shall give written notice of such reduction to each Employee affected thereby.


          (b) No participant shall have any interest in shares covered by his or her option until such option has been exercised, the shares have been fully paid for, and shall have been issued by the Company.


          (c) Shares to be delivered to a participant under the Plan will be registered in the name of the participant, or, if the participant so directs by written notice to the Company prior to the Termination Date of the pertinent offering, in the name of the participant and one such other person as may be designated, as joint tenants with rights of survivorship, to the extent permitted by applicable law.


          (d) In no event shall any certificates for fractional shares be issued under the Plan.


          10. ADMINISTRATION. (a) The Plan shall be administered by the Committee which shall be appointed by the Board of Directors of the Company and shall consist of not fewer than three members of the Board of Directors. No member of the Committee shall be an officer or Employee of the Company or of any of its Subsidiaries or eligible to participate in the Plan. All members of the Committee shall serve at the pleasure of the Board of Directors of the Company which may, from time to time, remove members from, or add members to, the Committee.


          (b) The acts of a majority of the members of the Committee attending a meeting at which a quorum is present, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee.


          (c) The Committee shall be vested with full authority to make, administer, and interpret such rules and regulations and to promulgate such forms as it deems necessary to administer the Plan, and any determination, decision, or action of the Committee in connection with the construction, interpretation, administration, or application of the Plan shall be final, conclusive, and binding upon all participants and any and all persons claiming under or through any participant.


          11. RESTRICTIONS ON TRANSFERABILITY. No participant may sell, assign, pledge, encumber, transfer, or otherwise hypothecate any option or right to purchase shares under the Plan. No participant may sell, assign, pledge, encumber, transfer, or otherwise hypothecate any of the shares purchased under the Plan until the expiration of two years from the Offering Date of the offering in which such shares are issued, nor until the expiration of one year after the issuance of any shares to him or her; provided, however, this restriction shall terminate upon the occurrence of a Change of Control or other transaction described in Paragraph 13. All stock certificates issued under the Plan shall bear a conspicuous notation of such restriction.


          12. CHANGES IN CAPITALIZATION. In the event of reorganization, recapitalization, stock split, stock dividend, combination of shares, offerings of rights, or any other change in the structure of the common shares of the Company except merger or consolidation, the Committee may make such adjustment, if any, as it may deem appropriate in the number, kind, and the option price of shares available for purchase under the Plan, and in the number of shares which an Employee is entitled to purchase.


          13. MERGER; CHANGE OF CONTROL. (a) If the Company shall be the surviving or resulting corporation in any merger or consolidation, each then outstanding option granted hereunder shall pertain to and apply to the same number and type of shares of stock which a holder of the same number of shares of Common Stock subject to such option was entitled to receive by reason of such merger or consolidation.


          (b) Subject to Paragraph 3(b), the holder of an option granted hereunder shall have the right to exercise such option, in whole or in part, (i) during the period beginning with the commencement of a tender offer or exchange offer (other than a tender or exchange offer by the Company) which by its terms could result in a Change of Control of the Company and ending ten days after the first purchase of stock pursuant to such tender offer or exchange offer, (ii) during the 30-day period following a Change of Control of the Company, and (iii) during the 30-day period commencing on the date of approval by the stockholders of the Company of an agreement of merger or reorganization of the Company in which the Company will not survive as an independent, publicly-owned corporation, of a plan of dissolution or disposition of substantially all of the assets of the Company. For the purpose of determining the purchase price to be paid for shares purchased pursuant to this subparagraph (b), the Termination Date shall be deemed to be the date the holder of an option exercises his or her option (or, in the event public trading in the Common Stock of the Company ceases prior to such date, the last date the Common Stock is traded in the over-the-counter market).


          (c) At any time after the occurrence of a Change of Control, the Company shall have the right to cancel all outstanding options granted hereunder by making cash payment to each holder of a then outstanding option with respect to each share of Common Stock covered by such option, of the difference between the greatest per share amount of cash (and the fair market value of any other form of consideration) paid to the public stockholders of the Company in the transaction or transactions resulting in the Change of Control and the amount of cash that would have been paid by the option holder to exercise such option if the Termination Date of the offering had been the date such Change of Control occurred (or, in the event public trading in the Common Stock ceases prior to such date, the last date the Common Stock is traded in the over-the-counter market). The Company may not exercise any rights under this subparagraph (c) if the effect of such exercise would be to subject an option holder to any liability under Section 16 of the Securities Exchange Act of 1934, as amended.


          14. TERMINATION OF EMPLOYEE'S RIGHTS OF PARTICIPATION. An Employee's rights to participate in the Plan shall terminate upon the termination of such Employee's employment by the Company or a subsidiary of the Company for any reason including death or retirement.


          15. AMENDMENT OR TERMINATION. The Board of Directors of the Company may at any time terminate, withdraw, suspend, modify, or amend the Plan. No such termination can affect options previously granted, nor may an amendment make any change in any option theretofore granted which would adversely affect the rights of any participant, nor may an amendment be made without the prior approval of the stockholders of the Company if such amendment requires the sale of more shares than are authorized under Paragraph 9 of the Plan. No amendment to any provision of this Plan relating to the amount and price of securities to be offered or which specifies the timing of the granting of options under this Plan, or which sets forth a formula that determines the amount, price, and timing of options to be awarded under this Plan may be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules thereunder. The Plan will terminate in any event on April 30, 1998, and no offering hereunder will be commenced after May 1, 1997. Although it is presently contemplated that offerings will be made under the Plan each year during the term of the Plan, the Company shall not be obligated to any Employee or other person whatsoever to make any offering under the Plan, or having made any offering or offerings, to make any further offering or offerings under the Plan.


          16. NOTICES. All notices, exercises of options, payment for stock, or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given only when received by the Employee Benefits Office of the Company or when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.


          17. STOCKHOLDER APPROVAL. The Plan has been adopted by the Board of Directors of the Company on March 8, 1993, and is subject to the approval of the holders of a majority of the issued and outstanding Common Stock within 12 months after its adoption by the Board of Directors.


          18. APPLICATION OF FUNDS. All proceeds received by the Company from the sale of stock under the Plan will be used for general corporate purposes.


          19. GOVERNING LAW. This Plan and all agreements entered into under the Plan shall be construed in accordance with and shall be governed by the laws of the State of Kansas except as provided in Paragraph 1 hereof.